Exhibit 10.33

Number of Shares: 700,000	Date of Grant: November 29, 2004

NONQUALIFIED STOCK OPTION AGREEMENT

AGREEMENT made this 29th day of November, 2004, between CAMERON REYNOLDS (the "Optionee"), and ABERDENE MINES LIMITED, a Nevada corporation (the "Company").

  Grant of Option. The Company, pursuant to the provisions of the 2004 ABERDENE MINES LIMITED Nonqualified Stock Option Plan (the "2004 Plan"), set forth as Attachment A hereto, hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an Option and Purchase from the Company all or any part of an aggregate of 700,000 Common Shares, as such Common Shares are now constituted, at the purchase price of $0.50 per share. The provisions of the 2004 Plan governing the terms and conditions of the Option granted hereby are incorporated in full herein by reference.

  Exercise. The Option evidenced hereby shall be exercisable in whole or in part (but only in multiples of 100 Shares unless such exercise is as to the remaining balance of this Option) on or after November 29, 2004 and on or before November 29, 2009. The Option evidenced hereby shall be exercisable by the deliver to and receipt by the Company of (i) a written notice of election to exercise, in the form set forth in Attachment B hereto, specifying the number of shares to be purchased; (ii) accompanied by payment of the full purchase price thereof in case or certified check payable to the order of the Company, or by fully-paid and non-assessable Common Shares of the Company properly endorsed over to the Company, or by a combination thereof; and, (iii) by return of this Stock Option Agreement for endorsement of exercise by the Company on Schedule I hereof. In the event fully paid and non-assessable Common Shares are submitted as whole or partial payment for Shares to be purchased hereunder, such Common Shares will be valued at their Fair Market Value (as defined in the 2004 Plan) on the date such Shares are received by the Company and applied to payment of the exercise price.

  Transferability. The Option evidenced hereby is NOT assignable or transferable by the Optionee other than by the Optionee's will, by the laws of descent and distribution, as provided in paragraph 9 of Article V of the 2004 Plan. The Option shall be exercisable only by the Optionee during his lifetime.

ABERDENE MINES LIMITED

BY:	/s/ Brent Jardine
Brent Jardine, President

ATTEST:

/s/ Timothy Hipsher
Secretary

Optionee hereby acknowledges receipt of a copy of the 2004 Plan, attached hereto and accepts this Option subject to each and every term and provision of such Plan. Optionee hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the Compensation Committee of the Board of Directors administering the 2004 Plan on any questions arising under such Plan. Optionee recognizes that if Optionee's employment with the Company or any subsidiary thereof shall be terminated with cause, or by the Optionee, all of the Optionee's rights hereunder shall thereupon terminate; and that, pursuant to paragraph 10 of Article V of the 2004 Plan, this Option may not be exercised while there is outstanding to Optionee any unexercised Stock Option, granted to Optionee before the date of grant of this Option, to purchase Common Shares of the Company or any parent or subsidiary thereof.

Dated: _________________________________

/s/ Cameron Reynolds Optionee

Cameron John Reynolds Type or Print Name

London, U.K. Address

N/A Social Security No.

Attachment B
Date:

Secretary,
ABERDENE MINES LIMITED
101 Convention Center
Suite 700
Las Vegas NV 89109

Dear Sir:

In accordance with paragraph 2 of the Nonqualified Stock Option Agreement evidencing the Option granted to me on _____________________ under the 2004 ABERDENE MINES LIMITED Nonqualified Stock Option Plan, I hereby elect to exercise this Option to the extent of __________________ Common Shares.

Enclosed are (i) Certificate(s) No.(s) ____________________ representing fully-paid common shares of ABERDENE MINES LIMITED endorsed to the Company with signature guaranteed, and/or a certified check payable to the order of ABERDENE MINES LIMITED in the amount of $_______________ as the balance of the purchase price of $______________ for the Shares which I have elected to purchase and (ii) the original Stock Option Agreement for endorsement by the Company as to exercise on Schedule I thereof. I acknowledge that the Common Shares (if any) submitted as part payment for the exercise price due hereunder will be valued by the Company at their Fair Market Value (as defined in the 2004 Plan) on the date this Option exercise is effected by the Company. In the event I hereafter sell any Common Shares issued pursuant to this option exercise within one year from the date of exercise or within two years after the date of grant of this Option, I agree to notify the Company promptly of the amount of taxable compensation realized by me by reason of such sale for federal income tax purposes.

When the certificate for Common Shares which I have elected to purchase has been issued, please deliver it to me, along with my endorsed Stock Option Agreement in the event there remains an unexercised balance of Shares under the Option, at the following address:

Include Optionee's address here.

/s/ Cameron Reynolds
Signature of Optionee

____________________________
Type or Print Name